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SECURITY AGREEMENT

    THIS SECURITY AGREEMENT dated July 3, 2001, made by and between Dicom Imaging Systems, Inc., a Nevada corporation, and/or any controlled subsidiary corporation (all of which shall be described as "Grantor" herein) and Torchmark Holdings Ltd, a Turks & Caicos Islands corporation (the "Secured Party").

    For value received, and to secure both the payment of the Indebtedness and the performance of the obligations owed to Secured Party under this Security Agreement and the other Loan Documents, Grantor grants to Secured Party a security interest (and patent mortgage, as may be appropriate) in the Collateral, in accordance with the definitions and terms set forth below.

    1.  Definitions.

      1.1 Indebtedness.  "Indebtedness" means all amounts now or hereafter owed by Grantor to Secured Party pursuant to the Loan Documents described below, whether or not evidenced by a promissory note or notes and whether direct, indirect, or contingent.

      1.2 Loan Documents.  The "Loan Documents" will mean that certain Convertible Loan Agreement of even date herewith, by and between Grantor and Secured Party, as may be amended from time to time (the "Loan Agreement"), the Loan Documents described in Section 4.10 and Section 6.9 of the Loan Agreement, and any amendments, modifications, renewals, or extensions of such Loan Agreement and Loan Documents.

      1.3 Collateral.  The "Collateral" means:

        1.3.1  Intangible Property.  All of Grantor's right, title and interest, now owned or hereafter acquired, in (i) any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on Exhibit A attached hereto (collectively. the "Copyrights"); (ii) any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held, including without limitation those set forth on Exhibit A attached hereto; (iii) any and all design rights which may be available to Grantor now or hereafter existing, created, acquired or held; (iv) all patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (v) any trademark and servicemark rights (including the name "Dicom" and all other names, domain names and hyperlinks related thereto or to any product, software or source code which Grantor owns or own the rights to), whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business or Grantor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit A attached hereto (collectively, the "Trademarks"), (vi) any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above, (vi) all licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use; (vii) all amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks or Patents; and (xii) all proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

        1.3.2  Equipment.  All of Grantor's right, title and interest, now owned or hereafter acquired, in and to machinery, furniture, fixtures and equipment related to the ownership or operation of the business or Grantor, and any portion of such equipment, and all added, substituted or replacement parts and equipment, fittings, furnishings, accessions, accessories, supplies, operating manuals, plans, specifications, improvements and tools therefor or thereto, including without limitation those set forth on Exhibit A attached hereto.

        1.3.2  Inventory.  All of Grantor's right, title and interest, now owned or hereafter acquired, in stock in trade and other inventory in all of its forms, wherever located, now or hereafter existing, including without limitation those set forth on Exhibit A attached hereto (any and all such inventory, accessions and products being "Inventory").

        1.3.4  Accounts Receivable and Other Rights of Payment.  All of Grantor's right, title and interest, now owned or hereafter acquired, of whatever nature and however evidenced, to receive the payment of money or other considerations including all such rights that arise from the sale, lease, exchange, or other disposition of Inventory, and including without limitation (i) all accounts, including, but not limited to, subscriber or customer contracts and accounts, (ii) all contract rights, (iii) all chattel paper, (iv) all documents, documents of title, cash, cash equivalents, drafts, checks, accaptances, bonds, notes or other negotiable instruments, bills of exchange, securities, deposits, certificates of deposit, insurance policies and any other writings evidencing a monetary obligation or security interest in or lease of personal property; (v) all such rights arising by virtue of advances made, other considerations given, or under or arising out of any present or future license, lease, contract, or agreement; (vi) all judgments, choses in action, and general intangibles which represent the right to receive the payment of money or other considerations; and (vii) all guarantees and other personal properties securing the payment or performance of any of the foregoing (the foregoing items shall collectively be referred to herein as "Accounts");

        1.3.5  Other General Intangibles, Other Rights to Payment.  All of Grantor's right, title and interest, now owned or hereafter acquired, of whatever nature and however evidenced, in and to the following: (i) all distribution and license agreements and all other rights arising under contracts, (ii) all chattel paper, (iii) all general intangibles evidencing or comprising a right to receive payment, (iv) all documents of title, receipts, drafts, checks, acceptances, bonds, notes, or other negotiable and nonnegotiable instruments, documents, bills of exchange, stocks, securities, deposits, certificates of deposit, or other writings evidencing or comprising a monetary obligation to Grantor or any of them; (v) all federal, state, county or city tax refunds of whatever nature; and (vi) all rights to receive the payment of money or other consideration, including, but not limited to, all such right, title and interest that arises from the furnishing of services.

        1.3.6  Proceeds.  All proceeds (including insurance proceeds) from the sale or other disposition of any of the property described in the preceding subparagraphs; provided that, by accepting a security interest in proceeds, Secured Party does not consent to sale or other disposition of any of the foregoing.

        1.3.7  Value of Collateral.  Grantor and Secured Party agree that the value of the Collateral is represented on an itemized basis as set forth in Exhibit A. Grantor and Secured Party agree that the Collateral, as itemized in Exhibit A, has an aggregate value of [confidential treatment requested].

      1.4 Other Definitions.  All other undefined capitalized terms herein are used herein as defined in the Loan Agreement.

    2.  Obligations of Grantor.  Grantor represents and warrants as follows:

      2.1 Perfection of Security Interest.  Grantor agrees to execute financing statements and to take whatever other action is requested by Secured Party to perfect and continue Secured Party's perfected security interest in the Collateral. Grantor hereby appoints Secured Party as Grantor's attorney-in-fact for the purpose of executing any documents necessary to perfect or continue the perfected security interest granted herein. Secured Party may at any time, and without further authorization from Grantor, file copies of this Security Agreement as a financing statement. Additionally, on a continuing basis, Grantor will, subject to any prior licenses, encumbrances and restrictions and prospective licenses, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including, appropriate financing and continuation statements, collateral agreements, assignments and filings with the Patent and Trademark Office and the Register of Copyrights, and take all such action as may reasonably be deemed necessary or advisable, or as requested by Secured Party, to perfect Secured Party's security interest in all Copyrights, Patents and Trademarks and otherwise to carry out the intent and purposes of this Security Assignment, or for assuring and confirming to Secured Party the grant or perfection of a security interest in all Collateral.

      2.2 Removal of Collateral.  Grantor warrants that the Collateral is located at Grantor's principal administrative offices located at (i) #201 - 15047 Marine Drive, White Rock, British Columbia, Canada V4B 1C5, (ii) 435 Martin Street, #1010, Blaine, Whatcom County, Washington 98230, USA or (iii) in locations that are approved by Secured Party in writing. Grantor will not remove any of the Collateral from its present location without the prior written consent of Secured Party, except in the ordinary course of Grantor's business.

      2.3 Transactions Involving Collateral.  Except for inventory sold in the ordinary course of Grantor's business, Grantor will not sell, make an offer to sell, or otherwise transfer the Collateral. Except as other provided in the Loan Documents, Grantor will not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, or charge, other than the security interest provided for herein, without the prior written consent of Secured Party, which consent Secured Party may withhold in its sole discretion.

      2.4 Title.  Except as otherwise provided in any Loan Documents, Grantor warrants that it holds marketable title to the Collateral, subject to no other security interests, liens, claims or encumbrances. Grantor will defend Secured Party's rights in the Collateral against claims and demands by any and all persons.

      2.5 Compliance With Laws.  Grantor warrants that its use of the Collateral complies, and in the future will comply, with all existing applicable laws, ordinances, and regulations of governmental authorities.

      2.6 Use.  Grantor will keep the Collateral in as good or better condition than it is at present, except for ordinary wear and tear. Grantor will not commit or permit damage to or destruction of the Collateral or any part thereof.

      2.7 Taxes, Assessments and Liens.  Grantor will pay when due all taxes, assessments, and liens upon the Collateral, its use or operation. Grantor may withhold any such payment or may elect to contest any lien if and so long as: (i) borrower is in good faith conducting appropriate proceedings to contest the obligation to pay; (ii) Grantor's use of and Secured Party's interest in the Collateral are not jeopardized; and (iii) Grantor deposits with Secured Party cash, a sufficient surety bond, or other security satisfactory to Secured Party in an amount adequate to provide for the discharge of the lien plus any interest, costs, attorneys' fees or other charges that could accrue as a result of foreclosure or sale. In any contest Grantor must defend itself and Secured Party and must satisfy any final adverse judgment before enforcement of such judgment may be obtained against the Collateral. Grantor must cause Secured Party to be named as an additional obligee under any surety bond furnished in the contest proceedings.

      2.8 Compliance with Governmental Requirements.  Grantor will comply promptly with all laws, ordinances and regulations of all governmental authorities applicable to the use of the Collateral.

      2.9 Maintenance of Insurance.  Grantor will procure and maintain policies of insurance as provided in the Loan Agreement or the other Loan Documents.

      2.10   Application of Insurance Proceeds.  Grantor must promptly notify Secured Party of any loss or damage to the Collateral or any portion thereof having a fair market value in excess of the applicable insurance deductible. Secured Party may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. All proceeds of any insurance on the Collateral will be applied in the same manner as proceeds of insurance are applied under the terms of the Mortgage.

    3.  Grantor's Right to Possession.  Until an Event of Default occurs and continues beyond the time permitted for cure under the Loan Agreement, Grantor may have possession of the tangible personal property and beneficial use of all of the Collateral and may use it in any lawful manner not inconsistent with this Security Agreement or the other Loan Documents.

    4.  Expenditures by Secured Party.  If not discharged or paid by Grantor when due, or if not provided for in a good faith contest as required by Subsection 2.7, above, Secured Party may discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral, and may pay for maintenance and preservation of the Collateral. All such payments will become a part of the Indebtedness secured hereby, payable on demand, with interest from date of expenditure until repaid at the Default Rate under the Note then outstanding under the Loan Agreement. Such right will be in addition to any other rights or remedies to which Secured Party may be entitled on account of default.

    5.  Events of Default.  If any of the following events occur ("Events of Default"), and such events continue beyond the time permitted for cure in any applicable Loan Document, Grantor will be in default under this Agreement, and Secured Party will be entitled to exercise any remedies described in Section 6.2 below:

      5.1 Any of the Indebtedness is not paid when due; or

      5.2 Grantor fails to comply with any term, obligation, covenant or condition contained herein or in any of the other Loan Documents; or

      5.3 Any warranty, representation, or statement made or furnished to Secured Party by or on behalf of Grantor proves to have been false in any material respect when made or furnished or becomes false during the term hereof; or

      5.4 An Event of Default occurs under the Loan Agreement.

    6.  Rights of Secured Party.

      6.1 Rights Prior to Default or Thereafter.  Secured Party and its designated representatives or agents may at all times examine and inspect the Collateral, wherever located. Prior to the occurrence of an Event of Default, Grantor will have a license to collect all rents and profits from the use or operation of the Collateral.

      6.2 Rights Upon Default or Thereafter.  Upon the occurrence of an Event of Default and such default continues beyond the expiration of any applicable cure periods set forth in any Loan Document, Secured Party may exercise any one or more of the following rights and remedies in addition to any other rights or remedies that may be available at law, in equity, or otherwise.

        6.2.1  Secured Party may declare the entire Indebtedness immediately due and payable.

        6.2.2  Secured Party may require Grantor to deliver and assign to Secured Party all or any portion of the Collateral and any and all certificates of title and other documents relating thereto. Secured Party may require Grantor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party. Secured Party also will have full power to enter upon the property of Grantor to take possession of and remove the Collateral.

        6.2.3  Secured Party will have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of Grantor. Secured Party may sell the Collateral at public auction. Unless the Collateral threatens to decline rapidly in value or is of the type customarily sold on a recognized market, Secured Party will give Grantor reasonable notice of the time and place of any public sale or reasonable notice of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice of any sale will be conclusively met if such notice is (i) e-mailed, return confirmation requested by Secured Party and acknowledged by return e-mail by Grantor, (ii) mailed by registered or certified mail, postage prepaid, to the address of Grantor stated in this Agreement at least ten (10) days before the time of the sale or intended disposition. Grantor will be liable for expenses of retaking, holding, preparing for sale, selling, and all other expenses of Security Party in preserving, maintaining or enforcing its rights hereunder, and the same will be secured hereby.

        6.2.4  Secured Party may have a receiver appointed as a matter of right. The receiver may be an employee of Secured Party and may serve without bond. All fees of the receiver and his or her attorney must be paid by Grantor on demand and secured hereby.

        6.2.5  Secured Party may revoke Grantor's right to collect the rents and revenues from the Collateral, and may, either itself or through a receiver, collect the same. To facilitate collection, Secured Party may notify any account debtors of Grantor to pay directly to Secured Party, and Grantor will not take any action to adversely affect direct payment from account debtors to Secured Party.

        6.2.6  Secured Party may obtain a judgment for any deficiency remaining in the Indebtedness due to Secured Party after application of all amounts received from the exercise of the rights provided in this Section. Grantor will be liable for a deficiency even if the underlying transaction is a sale of accounts or chattel paper.

        6.2.7  In addition to the foregoing, Secured Party will have and may exercise any or all of the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, at law, in equity, or otherwise.

    7.  Delivery of Note to Grantor in an Event of Default. Grantor and Secured Party agree that Grantor's assets and related intellectual property (the "IP") described in Exhibit A to the Software Purchase Agreement by and between Grantor and Secured Party of even date herewith (which IP is included on Exhibit A hereto) is of no value unless substantially complete and not partitioned in any form. In an Event of Default, Secured Party's rights under Section 6 above are subject to and contingent upon Secured Party's prior delivery of a Note to Grantor substantially in the form attached hereto as Exhibit B, which Note shall be for a sum payable to Grantor equal to the difference in the value of the Collateral and the sum Grantor owes Secured Party pursuant to the Loan Documents (the "Excess Secured Amount") on the date of an Event of Default. Additionally, no later than thirty (30) days after an Event of Default, Grantor and Secured Party shall enter into a payment agreement which shall provide for the terms of a payment schedule to Grantor of the net income (the "Net Income") generated from Secured Party's ownership and/or use of the Collateral; provided, however, that such payment agreement shall be limited in that (i) Secured Party shall pay an amount of 20% of the Net Income generated from the ownership and/or use of the Collateral(ii) Secured Party's payments under the payment agreement shall be credited against any amount outstanding on the Note delivered pursuant to this Section 7, and (iii) such payment agreement shall have a term of not less than two (2) years.

    8.  Power of Attorney.  Grantor hereby appoints Secured Party as Grantor's limited attorney-in-fact for all matters related to the Collateral. Secured Party will have all of the powers of Grantor in all matters related to the Collateral, including but not limited to the power to apply for, receive, maintain and/or transfer a temporary or permanent interest in or to all or part of such Collateral. Secured Party will have the power and authority to sign, seal, execute, deliver and acknowledge all written instruments and perform each and every act or thing whatsoever which may be necessary or convenient in the exercise of the powers and authority granted to Secured Party as a limited attorney-in-fact for Grantor, as fully and only as Grantor could do if present. Grantor hereby ratifies and confirms all that Secured Party may lawfully do as Grantor's limited attorney-in-fact.

    9.  Waiver.  Secured Party will not be deemed to have waived any rights hereunder or under the Loan Documents unless such waiver be in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right will operate as a waiver of such right or any other right. No consent or waiver, express or implied, by any party to or of any breach or default by the other in the performance by the other of its obligations hereunder will be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations hereunder.

    10. Remedies Cumulative.  All of Secured Party's rights and remedies, whether evidenced hereby, by any other document, or by law, will be cumulative and may be exercised singularly or concurrently. Election by Secured Party to pursue any remedy will not exclude pursuit of any other remedy, and an election to make expenditures or take action to perform an obligation of Grantor under this Agreement after Grantor's failure to perform will not affect Secured Party's right to declare a default and exercise its remedies under Section 6 hereof or under any of the Loan Documents.

    11. Successors and Assigns.  This Security Agreement will be binding upon and inure to the benefit of the parties, their heirs, successors, and assigns.

    12. Notices and Correspondence.  All notices, requests, demands or other communications to or upon the respective parties hereto must be in writing and will be deemed to have been given or made when (i) hand delivered, (ii) e-mailed, return confirmation requested by Secured Party and acknowledged by return e-mail by Grantor, or (iii) after the same is placed in the United States mail, certified, return receipt requested, to their respective addresses given below or to such other addresses as the parties pay from time to time specify to each other in writing.

    TO SECURED PARTY:

    Torchmark Holdings Ltd.
    P.O. Box 290
    Caribbean Place
    Leeward Highway, Providenciales
    Turks & Caicos Islands
    Telephone: (649) 941-3521
    Facsimile: (649) 941-5625
    Email: smallwd@tciway.tc

    TO GRANTOR:

    Dicom Imaging Systems, Inc.
    #201—15047 Marine Drive
    White Rock, British Columbia V6B 1C5
    Telephone: (604) 535-2521
    Facsimile: (604) 535-7320
    Email: dgane@dicom-image.com

    13. Litigation Expenses.  In any controversy, claim or dispute arising out of, or relating to, this Agreement or the method and manner of performance thereof or the breach thereof, the prevailing party will be entitled and awarded, in addition to any other relief, to a reasonable sum as litigation expenses. In determining what is a reasonable sum for litigation expenses, the actual amount of attorneys' fees the party is obligated to pay its attorney or attorneys will be presumed to be reasonable, which presumption is rebuttable, and the actual expenses incurred in the proceeding including but not limited to travel expenses and loss of time of a party will be presumed to be reasonable, which presumption is rebuttable. For the purposes of this provision, the term proceeding will include arbitration, administrative, bankruptcy, and judicial proceedings, including appeals therefrom. In the event that Secured Party is otherwise required to incur any expenses whatsoever to preserve, maintain or enforce its rights hereunder, whether or not litigation is commenced, Secured Party will be entitled to recover any and all such sums and all incidental expenses, including reasonable attorneys' fees. All such sums will be part of the Indebtedness secured hereby.

    14. Choice of Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Washington.

    15. Savings Provision.  Invalidity, unenforceability, or invalidation of any one or more of the provisions of this Agreement for any reason will in no way affect any other provisions hereof, which other provisions will remain in full force and effect.

    ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW. RCW 19.36.

    16. Counterparts.  This agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

    IN WITNESS WHEREOF, Grantor has executed this instrument as of the day and year first above written.

GRANTOR:
DICOM IMAGING SYSTEMS, INC.
By	By

Its	Its

EXHIBIT A

Dicom Imaging Systems, Inc.

List of Assets

Asset Category Item #	Type	Description	Quantity	US$
Computer Hardware		[confidential treatment requested]
Computer Software and Licenses		[confidential treatment requested]
Demo Equipment		[confidential treatment requested]
Furniture		[confidential treatment requested]
Inventory		[confidential treatment requested]
Cash		Cash and cash equivalents
Accounts Receivabe		All accounts receivable
Prepaid Expenses		All prepaid expenses
Contracts		[confidential treatment requested]
Trademarks		IMAGESIMULATOR LABRX ICOM IMAGING SYSTEMS IMAGEXPLORER ICOM THE IMAGING STANDARD FOR DENTISTRY IMAGEXRAY
Company Name		Dicom Imaging Systems, Inc., and all assumed names under which its conducts business
Software Intellectual Property		[confidential treatment requested]
Customer List		[confidential treatment requested]
Customer Support Contract		All customer support contracts
Distributor Agreements and Strategic Relationships		[confidential treatment requested]
Domain Names (and Related Secure Socket Layer Keys)		[confidential treatment requested] [confidential treatment requested] [confidential treatment requested]

Miscellaneous

1.
All software code.

2.
All marketing materials related to Dicom Imaging Systems, Inc.

3.
All customer and prospective customer lists and mailing lists related to Dicom Imaging Systems, Inc.

4.
All books and records, including files and tapes material belonging to Dicom Imaging Systems Inc. including copies of all electronic data, digital files, data and information related to its business, including but not limited to that on the Dicom Imaging Systems, Inc. server.

5.
All memberships.

EXHIBIT B
NOTE

USD $[amount]	Seattle, Washington [date]

    For value received the undersigned (Maker) promises to pay to Dicom Imaging Systems, Inc. (Payee) the Principal sum of            United States Dollars (US$            ) in monthly installments of            United States Dollars (US$      ), each monthly payment equal to twenty percent (20%) of the Net Income each month (as defined in that certain Security Agreement dated July 3, 2001, by and between Maker and Payee) generated from the ownership and/or use of the Collateral described in the referenced Security Agreement; provided however that the Net Income for that month is greater than zero, including simple interest at the rate of eight percent (8%) per annum on the outstanding principal balance from [date] until all principal and accrued interest are fully paid. Monthly installments are due and payable commencing [date], and are payable on the same day of each calendar month thereafter for a total of twenty four (24) installments. Any unpaid amount at the end of the term will be waived by Payee.

    Principal may be prepaid in whole or in part at any time or times without premium or penalty. Both Principal and interest are payable in lawful money of the United States at any address reasonably requested from time to time by Payee in writing delivered to Maker.

    This Note is a Note referred to in, is entitled to the benefits of, and is subject to the provisions of, the Security Agreement, dated as of July 3, 2001 ("Agreement"), by and between Dicom Imaging Systems, Inc., a Nevada corporation and Torchmark Holdings Ltd., a Turks and Caicos Islands corporation.

    Each payment under this Note will be applied first to accrued interest and then to principal. Each prepayment of principal will be applied to installments in the reverse order of maturities.

    A "Default" under this Note shall be deemed to have occurred if any Principal or any other amount to be paid under this Note is not paid in full when due.

    Upon Default, Payee, at Payee's option and in Payee's sole discretion without notice, demand or presentment, may (i) accelerate all amounts due and owing under this Note are due and payable immediately and or (ii) declare the right to exercise any and all remedies available to Payee under applicable law.

    Upon Default Maker promises to pay to Payee interest on all unpaid Principal at a rate equal to eight percent (8%) per annum, or the maximum rate permitted by law, whichever is less, until all unpaid Principal and accrued interest are paid in full. .

    Further, upon Default, Maker waives any right to object to a motion for summary judgment or similar proceeding instituted by Payee, or his successors or assigns, in connection with attempts to remedy any Default and otherwise collect all amounts due and owing under this Note.

    Maker hereby waives presentment, notice and protest and all other demands and notices in connection with the delivery, acceptance, performance, Default or enforcement of this Note.

    No delay or omission on the part of Payee to exercise any right, remedy or power to enforce this Note will impair the same or be a waiver of any right, remedy or power under this Note. Further, no waiver on one occasion will be construed as a waiver on any other occasion. No modification of this Note will be effective unless the modification is in writing and is signed by Maker.

    This Note is governed by, and will be construed in accordance with, the laws of the State of Washington. Maker hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts situated in King County, Washington in any proceeding related to this Note.

    MAKER:  TORCHMARK HOLDINGS LTD.

By:

Name:

Title:

    Acknowledged and agreed this      day of      :

    Dicom Imaging Systems, Inc.

By:

Name:

Title:

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SECURITY AGREEMENT
EXHIBIT A
EXHIBIT B NOTE